CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 10, 2013, relating to the financial statements and financial highlights and to the investment portfolios appearing in Item 6 of the Form N-CSR filing (except investment portfolio of American Funds Tax-Exempt Fund of New York) which appears in the July 31, 2013 Annual Report to Shareholders of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund and American Funds Tax-Exempt Fund of New York, which appear in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California

September 27, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 42 to Registration Statement No. 033-26431 on Form N-1A of our report dated September 9, 2013, relating to the financial statements and financial highlights of The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Financial highlights” in the Prospectus and “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California

September 27, 2013